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                                                                       EXHIBIT 5


                    [LETTERHEAD OF LECLAIR RYAN APPEARS HERE]


                                                                October 16, 2002

     Old Dominion Electric Cooperative
     4201 Dominion Boulevard
     Glen Allen, Virginia 23060

              Re:   Old Dominion Electric Cooperative
                    Registration Statement on Form S-3


Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in the form being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $720,000,000 aggregate principal amount of debt securities (the "Debt Securities") of Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (the "Company"). The Debt Securities are to be issued under an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, as supplemented and amended (the "Indenture"), between the Company and SunTrust Bank, a Georgia banking corporation and successor by merger to Crestar Bank, as trustee (the "Trustee"). The Debt Securities will be issued in one or more series and are to be sold from time to time pursuant to Rule 415 of the Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (the "Prospectus Supplements").

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that when the issuance of the Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Indenture.

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         Our opinion that the Debt Securities are legal, valid, and binding is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,




                                       LeClair Ryan, A Professional Corporation



                                       /s/ Richard W. Gregory
                                       --------------------------------
                                       By:  Richard W. Gregory
                                       Vice President




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